Exhibit 10.10

AMENDED AND RESTATED

FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AGREEMENT

This Amended and Restated Forbearance Agreement and Amendment to Credit Agreement (this “Agreement”) is dated as of February 16th, 2008 by and among FCC, LLC and Siemens First Capital Commercial Finance, LLC (collectively, “Lender”), and Alarm Funding, LLC (‘‘Borrower’’). This Agreement is made in reference to that certain Forbearance Agreement dated as of November 27, 2007 as it has been or may be amended (“Original Forbearance Agreement”) relating to certain defaults that existed under that certain Credit Agreement dated as of May 25, 2007, between Lender and Borrower as amended by the Amendment to Credit Agreement and Credit Documents dated as of August 17, 2007 as it has been or may hereafter be amended (“Credit Agreement”), and various related instruments, documents and agreements.

Whereas, Lender and Borrower are parties to the Credit Agreement; and

Whereas, certain Events of Default have occurred and are continuing under the Credit Agreement as set forth on Schedule A hereto; and

Whereas, Lender agreed to forbear from enforcing its rights that arise because of the Existing Defaults for a limited period of time pursuant to the terms of the Forbearance Agreement; and

Whereas, certain Forbearance Defaults occurred under the Original Forbearance Agreement and Lender agreed to waive such Forbearance Defaults pursuant to the Limited Waiver of Defaults and Amendment to Forbearance Agreement dated as of January 21, 2008;

Whereas, the Original Forbearance Agreement expired February 15, 2008 and certain Forbearance Defaults occurred under the Original Forbearance Agreement as amended, which defaults are set forth on Schedule B hereto (“Existing Forbearance Defaults”);

Whereas, Borrower has requested that Lender forbear from enforcing it arising as a result of the Events of Default under the Credit Agreement and the Existing Forbearance Defaults;

Whereas, Lender is willing to forbear from enforcing its rights that arise because of the Existing Defaults and the Existing Forbearance Defaults for a limited period of time, provided that Borrower performs and meets the conditions of this Agreement;

Whereas, Lender and Borrower wish to amend certain provisions of the Credit Agreement which shall take effect after the expiration of the forbearance period set forth herein,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1                                 This Agreement replaces and supersedes the Original Forbearance Agreement in its entirety.

1.2                                 All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.3                                 The following terms used in this Agreement shall have the meanings set forth below:

“Existing Defaults” means the Events of Default listed on Schedule A hereto.

“Existing Forbearance Defaults” means the Events of Default listed on Schedule B hereto.

“Forbearance Default” means (a) the occurrence of any Event of Default other than the Existing Defaults, (b) the failure of Borrower to comply with any term, condition or covenant set forth in this Agreement in any material manner, (c) if any representation made by Borrower under or in connection with this Agreement shall prove to be materially false as of the date when made, (d) any material adverse change in the financial condition, results or prospects of the Collateral, the Borrower or SAID occurs after the date of this Agreement but prior to April 30, 2008, provided, however, that for purposes hereof, a material adverse change shall be deemed to have occurred after the date of this Agreement to the extent Lender either receives information or otherwise becomes aware of such material adverse change after the date of this Agreement) or (e) the filing of any petition (voluntary or involuntary) under the insolvency or bankruptcy laws of the United States or any state with respect to Borrower, its affiliates, or any of its or their subsidiaries, provided, however, that notwithstanding any terms of the Credit Agreement to the contrary, for the purpose of determining whether a Forbearance Default has occurred under subsections (a) and (b) hereof and solely for such purpose, i) an Event of Default shall not be deemed to have occurred under the Credit Agreement so long as the Attrition Rate for the months of February and March 2008 does not exceed 15% in any such month and ii) an Event of Default shall not be deemed to have occurred under the Credit Agreement based on the Annual or Quarterly Attrition Rate results achieved during February and March 2008.

“Termination Date” means the earlier to occur of (a) 5:00 P.M. (New York time) on April 30,2008 or (b) the date upon which a Forbearance Default has occurred.

SECTION 2A. AGREEMENT TO FORBEAR

2A.1                       Provided that no Forbearance Default occurs, Lender hereby agrees to refrain through the Termination Date from exercising any of its rights under the Credit Agreement or any of the Loan Documents that may exist by virtue of the Existing Defaults or Existing Forbearance Defaults.

2A.2                       Nothing in this Agreement shall be construed as a waiver of or acquiescence of any Existing Default or Existing Forbearance Defaults, which shall continue in existence subject only to Lender’s agreement, as set forth herein, not to enforce its remedies for a limited period of time. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Credit Agreement or the other Loan Documents; (b) extend the terms of the Credit Agreement or the due date of any of the Obligations; (c) give rise to any obligation on the part of Lender to extend, modify or waive any term or condition of the Credit Agreement or the other Loan Documents; or (d) give rise to any defenses or counterclaims to Lender’s right to compel payment of the Obligations or to otherwise enforce its tights and remedies under the Credit Agreement and the other Loan Documents. Except as expressly limited herein, Lender hereby expressly reserves all of its rights and remedies under the Loan Documents and under applicable law with respect to such Existing Default or Existing Forbearance Default. From and after the Termination Date Lender shall be entitled to enforce the Loan Documents according to the original terms of the Loan Documents as herein amended by this Agreement.

SECTION 2B AMENDMENT TO CREDIT AGREEMENT

2B.1                         So long as no Forbearance Default has occurred or is continuing, effective from and after the Termination Date, the definition of Attrition Rate contained in Section 1.1 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

“Attrition Rate shall mean the annualized ratio of ( a) to (b), expressed as a percentage, each without duplication:

(a)                                   (i)                                     all RMR that cancelled or failed to renew, plus,

(ii)                                     all RMR with balances more than 90 days past Due Date, minus the previous month’s RMR with balances more than 90 days past Due Date, plus

(iii)                                       all RMR rate decreases, divided by

(b)                                  all RMR with balances 90 days or less past Due Date at the beginning of the period.

Beginning May 1, 2008, the “Annual Attrition Rate” shall be calculated as of the last day of each calendar month for the 12 months then ended reported as a monthly average; provided, however, that the Annual Attrition Rate calculated as of the last day of each month in 2008 shall be for the number of months that have transpired since February 1, 2008. For example, the Annual Attrition Rate for April 2008 shall be calculated for the 3 months then ended; May 2008 shall be calculated for the 4 months then ended, and so on. The “Quarterly Attrition Rate” shall be calculated as of the last day of each calendar month for the 3 months then ended.”

2B.2                         Provided no Forbearance Default has occurred or is continuing, as of and from the Termination Date, Lender will be deemed to have waived the Existing Defaults and the Existing Forbearance Defaults.

2B.3                         Effective as of the date of this Agreement and notwithstanding any provision of the Credit Agreement to the contrary, the Revolving Credit Commitments shall be limited to $75,000,000.

SECTION 3. REPRESENTATIONS AND WARRANTIES

In consideration of Lender’s promise to forbear herein contained, Borrower hereby represents and warrants to Lender as of the date hereof:

3.1                                 In connection with the execution of this Agreement, and as of the date of the execution of this Agreement, Borrower has made full disclosures to Lender as is required under the Credit Agreement.

3.2                                 The execution, delivery and performance of this Agreement by Borrower is within its corporate power and has been duly authorized by all necessary corporate action on its part, and this Agreement constitutes a valid and binding Agreement.

3.3                                 All Loan Documents, including without limitation the Credit Agreement, constitute valid and legally binding obligations of Borrower and are enforceable against Borrower and the Collateral in accordance with the terms thereof.

SECTION 4. COVENANTS

In consideration of Lender’s promise to forbear herein contained, Borrower hereby covenants and agrees with Lender:

4.1                                 Borrower shall, upon reasonable notice from Lender, make its officers and other management personnel available for meetings with Lender and Lender’s consultants, including, without limitation, any auditors, consultants, appraisers, investment bankers or other professionals designated by Lender to discuss the financial condition, the Collateral, and the operations of Borrower. Borrower acknowledges and agrees that all fees, costs and expenses incurred by Lender in connection with the engagement of such auditors, consultants, appraisers, investment bankers and other professionals shall be part of the Obligations, payable within five (5) business days of Lender’s demand upon Borrower and secured by the Collateral.

4.2                                 Borrower will cooperate fully, and cause its officers, accountants, and consultants, to cooperate fully, in furnishing information as and when reasonably requested by Lender regarding the Collateral and Borrower’s affairs, finances, financial condition and business operations. Borrower authorizes Lender to meet and/or have discussions with any of Borrower’s officers, managers, accountants, investment bankers, and employees from time to time to discuss any reasonable matters regarding the Collateral and Borrower’s affairs, finances, financial condition or business operations, and direct and authorize all such persons and entities to fully disclose to Lender all information reasonably requested by Lender regarding the Collateral and Borrower’s affairs, finances, financial conditions or business operations. Borrower waives and releases any such consultant, investment banker, or accountant from the operation and provisions of any confidentiality agreement with Borrower to which such entity is a party so that such entity is not prohibited from providing information to Lender. Borrower shall promptly, when and as requested by Lender, provide Lender with access to Borrower’s original books and records and permit Lender to make copies thereof.

4.3                                 Borrower shall throughout the term of this Agreement continue to make a full and complete disclosure of all material aspects of its financial condition and business operations.

4.4                                 Borrower shall continue to perform and observe all terms and conditions contained in the Loan Documents that are not specifically addressed in this Agreement.

4.5                                 Contemporaneously with its execution and delivery of this Agreement, Borrower shall pay to Lender a fee of Ten Thousand Dollars and 00/100 ($10,000). Borrower shall also pay to Lender all of its of pocket fees and expenses in connection with this Agreement.

4.6                                 Subject to the conditions set forth herein and in the Credit Agreement, Lender may, in its sole discretion make additional Revolving Credit Loans advances not to exceed i) $1,250,000, plus ii) any payments permitted under Section 4.12 hereof, during each 30 calendar day cycle until the Termination Date.

4.7                                 Borrower must furnish to Lender no later than April 15, 2008, an audit of Borrower’s annual financial statements for Borrower’s fiscal year ended June 30, 2007, certified by an independent certified public accountant satisfactory to Lender. If such audit is not delivered to Lender on or prior to the required delivery date, Borrower shall pay to Lender a reporting delinquency fee of $20,000, provided, however, that so long as Borrower is paying any applicable fee due under this section 4.7, no Forbearance Default shall be deemed to have occurred prior to April 30, 2008 due to Borrower’s failure to comply with the provisions of this section.

4.8                                 No later than March 30, 2008 Borrower must provide to Lender a written action plan detailing how it would transfer servicing of its Contracts to a new servicer (other than SAI) and such plan must be confirmed in writing by such new servicer.

4.9                                 No later than April 15, 2008, Lender must have received from SAI all information required to prepare the financial reports required by the Credit Agreement. If such audit is not delivered to Lender on or prior to the required delivery date, Borrower shall pay to Lender a reporting delinquency fee of $20,000, provided, however, that so long as Borrower is paying any applicable fee due under this section 4.9, no Forbearance Default shall be deemed to have occurred prior to April 30, 2008 due to Borrower’s failure to comply with the provisions of this section.

4.10                           Borrower shall continue to retain GSC until such time as the action plan described in 4.8 hereof is completed.

4.11                           Confirmation in writing by SAI by March 15, 2008 of its current status in complying with the requirements relating to AMPS.

4.12                           Effective for all interest payments made on the Subordinated Indebtedness at’ Subordinated Note on or after February 16, 2008, Borrower shall obtain Lender’s prior written consent at the time of each such proposed payment of interest. Notwithstanding Lender’s consent to the payment of such interest, Borrower may only make payments on the Subordinated Indebtedness or Subordinated Note at a rate not to exceed 8%. Lender shall not consent to any payment of interest if a Forbearance Default has occurred (including the occurrence of any Event of Default other than the Existing Defaults identified on Schedule A hereto) or there is any material adverse change in Borrower’s or SAI’s financial condition, results or prospects.

4.13                           From February 16, 2008 through the Termination Date, the Applicable Margin shall be equal to four percent (4%) (reflecting the increase in the Applicable Margin as provided for in the Credit Agreement based upon Attrition Rates) and the Default Rate of Interest shall apply resulting in an effective Interest Rate of the Euro Rate plus seven percent (7%). The Applicable Margin shall be recomputed from and after the Termination Date in accordance with the terms of the Credit Agreement. So long as no Forbearance Default has occurred or is continuing, from and after the Termination Date, the Default Rate of Interest shall not apply unless otherwise required by the terms of the Credit Agreement.

SECTION 5. MISCELLANEOUS

5.1                                 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

5.2                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

5.3                                 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

5.4                                 Continued Effectiveness. Except as expressly set forth in this Agreement, the terms, provisions and conditions of the Credit Agreement and each of the Loan Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

5.5                                 No Novation. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation, or release of the Credit Agreement or of any of the other Loan Documents, or, except as expressly provided herein, a waiver by Lender of any of the rights of Lender under the Credit Agreement or any of the other Loan Documents, or any of them, or at law or in equity.

5.6                                 Reaffirmation. The Borrower hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby.

5.7                                 Construction. Borrower acknowledge that they have been represented by their own legal counsel in connection with the Loan Documents and this Agreement, that they have exercised independent judgment with respect to the Loan Documents and this Agreement, and that they have not relied on the Lender or on Lender’s counsel for any advice with respect to the Loan Documents or this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above, by the respective duly authorized officers.

FCC, LLC

By:	/s/ Lee Elmore
Title: Senior Vice President

SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC

By:	/s/ P. Shah
Title: Senior Vice President

By:	/s/ Anthony Casciano
Title: Senior Vice President

ALARM FUNDING, LLC

By:	/s/ Eric Kamisher
Title: Secretary

SCHEDULE A TO FORBEARANCE AGREEMENT

RE: ALARM FUNDING, LLC

LIST OF EXISTING DEFAULTS

1.                                       Breach of section 7.2.20 of the Credit Agreement as a result of Borrower’s non-compliance with the Annual Attrition Rate and Quarterly Attrition Rate covenants set forth therein through the period ending January 31, 2008.

2.                                       Breach of section 8.1.4 of the Credit Agreement as a result of SAI’s default in the observance or performance of any covenant, condition or provision of any Credit Document.

SCHEDULE A TO FORBEARANCE AGREEMENT

RE: ALARM FUNDING, LLC

LIST OF EXISTING FORBEARANCE DEFAULTS

1.                                       Breach by Borrower of the following provisions of the Forbearance Agreement:

5.1                                 Borrower shall continue to perform and observe all terms and conditions contained in the Loan Documents and in the Forbearance Agreement that are not specifically mentioned in this Agreement.

5.6                                 No later than February 15, 2008, Borrower must provide to Lender a written action plan detailing how it would transfer to a new servicer (other than SAI).

5.8                                 No later than January 31, 2008, Lender must have received from SAI all information required to prepare financial reports. No later than February 5, 2008, Borrower must furnish to Lender an audit of Borrower’s annual financial statements for Borrower’s fiscal year ended June 30, 2007, certified by an independent certified public accountant satisfactory to Lender.